UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

            Date of Report
            (Date of earliest
            event reported):                              June 2, 2010

              TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

           (402) 475-0521
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Cease and Desist Orders

On June 2, 2010, TierOne Corporation  (the “Company”) consented to the issuance of an Order to Cease and Desist (the “Company Cease and Desist Order”) by the Office of Thrift Supervision, the Company’s primary federal regulator (the “OTS”).  The Company Cease and Desist Order requires the Company to adhere to the enhanced management oversight restrictions required by the Supervisory Agreement that TierOne Bank (the “Bank”) entered into on January 15, 2009, which include, but are not limited to, restrictions on paying dividends, incurring debt, engaging in transactions with affiliates, and actions related to management and the board of directors.  In addition, the Company Cease and Desist Order provides that by July 15, 2010, the Company will submit to the OTS a capital plan covering the period beginning with the quarter ending June 30, 2010 through the quarter ending December 31, 2011, which at a minimum needs to address, among other things, the establishment of a minimum tangible capital ratio commensurate with the Company’s stand alone risk profile; specific strategies for increasing and maintaining tangible equity capital; operating strategies to achieve net income levels that will result in profitability and adequate debt service without reliance on dividends from the Bank; and specific plans to reduce the risks to the Company from its current debt servicing requirements.

The Company Cease and Desist Order became effective June 3, 2010 and remains in effect until terminated, modified or suspended by the OTS.

Also on June 2, 2010, the Bank consented to the issuance of an Order to Cease and Desist (the “Bank Cease and Desist Order”) by the OTS, the Bank’s primary federal regulator.  Among other things, the Bank Cease and Desist Order provides that:

•	By June 30, 2010, the Bank shall develop an individual workout plan for each adversely classified loan and loan designated special mention of $500,000 or more.

•
Effective immediately, the Bank shall comply with its amended appraisal policy, and by June 30, 2010 shall submit to the OTS a written plan for compliance with the appraisal policy that requires a monthly appraisal tracking report.

•
By June 30, 2010, the Bank shall revise its written policy for identifying, monitoring, and controlling risks associated with concentration of credit to ensure that it addresses all corrective actions set forth in the OTS Report of Examination of the Bank dated October 5, 2009.

The Bank Cease and Desist Order became effective June 3, 2010 and remains in effect until terminated, modified or suspended by the OTS.

Any material failure by the Company and the Bank to comply with the provisions of the Company Cease and Desist Order and/or the Bank Cease and Desist Order could result in further enforcement actions by the OTS.  There can be no assurance that the Company or the Bank will be able to comply fully with the orders, or that efforts to comply with the orders will not have adverse effects on the operations and financial condition of the Company and/or the Bank.

A copy of the Company Cease and Desist Order and the Bank Cease and Desist Order are included as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.  The description of the Company Cease and Desist Order and the Bank Cease and Desist Order set forth above does not purport to be complete, and is qualified by reference to the full text of the Company Cease and Desist Order and the Bank Cease and Desist Order, respectively.

Consent to Conservator or Receiver

On June 2, 2010, the Bank consented to the appointment by the OTS of a conservator or receiver of the Bank should the OTS determine to make such an appointment.  A copy of the Agreement and Consent to the Appointment of a Conservator or Receiver is included as Exhibit 10.3 and is incorporated herein by reference.

 Item 9.01.         Financial Statements and Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

10.1	Company Order to Cease and Desist.

10.2	Bank Order to Cease and Desist.

10.3	Agreement and Consent to the Appointment of a Conservator or Receiver.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date: June 3, 2010	By:	/s/ James A. Laphen
James A. Laphen
President

-Signature Page-

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number               Description

10.1                      Company Order to Cease and Desist.

10.2                      Bank Order to Cease and Desist.

10.3                      Agreement and Consent to the Appointment of a Conservator or Receiver.